UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported)
                                October 1, 2003


                   CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
 ----------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


      Delaware                       001-31553                  36-4459170
   ---------------               -----------------           ---------------
(State or Other Jurisdiction       (Commission              (IRS Employer
     of Incorporation)             File Number)            Identification No.)


30 South Wacker Drive, Chicago, Illinois                         60606
---------------------------------------------------             --------
(Address of Principal Executive Office)                        (Zip Code)


Registrant's telephone number, including area code:  (312) 930-1000


                                      N/A
              ---------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.  Regulation FD Disclosure.

As announced by Chicago Mercantile Exchange Holdings Inc. ("CME Holdings") on August 18, 2003, Mr. James J. McNulty will step down as CME Holdings' President and Chief Executive Officer when his contract expires on December 31, 2003. Under Mr. McNulty's employment agreement, he will not vest in the remaining 20% of his stock option that is currently unvested. As a result, CME Holdings' compensation expense for the fourth quarter of 2003 will be reduced by $2.6 million, the amount of stock-based compensation expense related to the unvested portion of the option that was previously recorded. No further expense will be incurred for the option.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
                                 Registrant


Date: October 1, 2003            By: /s/ David G. Gomach
                                     -----------------------------------
                                     David G. Gomach
                                     Managing Director and Chief Financial
                                     Officer